UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 29, 2020

Concrete Pumping Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State Or Other Jurisdiction Of Incorporation)

001-38166	83-1779605
(Commission File Number)	(I.R.S. Employer Identification No.)

500 E. 84th Avenue, Suite A-5
Thornton, CO	80229
(Address Of Principal Executive Offices)	(Zip Code)

(303) 289-7497
Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	BBCP	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 and 3 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported on an amendment to Schedule TO, on October 29, 2020, Concrete Pumping Holdings, Inc. (the “Company”) cancelled surrendered eligible restricted share awards for 4,248,244 shares and issued new restricted share awards for 2,571,243 shares in exchange therefor on the terms of that certain Offer to Exchange Certain Outstanding Restricted Share Awards for New Restricted Share Awards dated October 1, 2020 (the “Offer to Exchange”).  As described in the Offer to Exchange, the surrendered eligible restricted share awards had price vesting targets of $13.00 per share, $16.00 per share or $19.00 per share and the new restricted share awards have reduced price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share and with a reduced number of performance vesting shares determined by a 2-for-1 exchange ratio. The cancelled restricted share awards and the newly issued restricted share awards were issued under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The exchange offer resulted in a net reduction of 1,677,001 shares, or 2.9%, in the number of shares of the Company’s common stock issued and outstanding. As a result of this reduction, there are 56,463,992 shares of the Company’s common stock issued and outstanding as of October 31, 2020.

Also effective October 29, 2020, following the expiration of the exchange offer and the amendments to certain other awards under the 2018 Plan described below, the Board of Directors of the Company amended the 2018 Plan to reduce the number of shares reserved and available for issuance under the 2018 Plan by 2,885,382 shares from 7,700,000 shares to 4,814,618 shares. As of October 29, 2020, 500,000 shares remain available for future awards under the 2018 Plan.

In order to more closely mirror the terms of the restricted share awards issued in the exchange offer, the Compensation Committee and the Board of Directors amended the vesting terms of other outstanding awards under the 2018 Plan effective October 29, 2020. The Company is currently assessing the accounting impact from these amendments. A summary of these vesting amendments is as follows:

●	All other outstanding restricted share awards, which consisted solely of performance vesting shares, were amended to split the award into (a) 25% time vesting shares, which will vest 10% on December 6, 2020, and the remaining 15% of which will vest ratably on December 6, 2021, 2022 and 2023, and (b) 75% performance vesting shares, 36% of which will vest on an accelerated basis on December 6, 2020 and the remaining 39% of which will vest based on reduced price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share (subject to acceleration as provided in the amended and restated form of restricted share award agreement). In the aggregate, 1,159,233 performance vesting shares were modified into 707,133 time vesting shares, 533,248 of which vest on December 6, 2020, with the remaining 452,100 shares vesting based on the reduced price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share.
●
Certain U.K. stock option awards, which consisted solely of performance vesting options, were similarly amended to split the award into (a) 25% time vesting options, which will vest 10% on December 6, 2020, and the remaining 15% of which will vest ratably on December 6, 2021, 2022 and 2023, and (b) 75% performance vesting options, 36% of which will vest on an accelerated basis on December 6, 2020 and the remaining 39% of which will vest based on reduced price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share (subject to acceleration as provided in the amended and restated form of stock option award agreement).

●	All other outstanding stock option awards granted to U.K. employees under the 2018 Plan were amended to have reduced price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share.

As of October 31, 2020, there are 56,463,992 shares of the Company’s common stock issued and outstanding.  Of these outstanding shares, as of October 31, 2020, there are 3,737,791 shares in outstanding restricted share awards, consisting of 1,603,035 restricted shares that have time-based vesting and 2,134,756 restricted shares that are performance vesting shares with price vesting targets of $6.00 per share, $8.00 per share and $10.00 per share. In addition, as of October 31, 2020, the Company has outstanding stock options to purchase 317,940 shares of the Company’s common stock at an exercise price of $0.01 per share that have price vesting targets of $6.00 per share, $8.00 per share or $10.00 per share as to the portion of the option that vests based on stock price performance.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, as amended October 29, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Iain Humphries
Chief Financial Officer

Date: November 2, 2020